UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2023

NN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 600
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 1, 2022, NN, Inc. (the “Company”) previously announced that Warren Veltman will be retiring from his position as President and Chief Executive Officer of the Company in 2023. Accordingly, and as previously publicly announced, Mr. Veltman was not nominated for reelection at the Company’s 2023 Annual Meeting of the Stockholders. On May 9, 2023, the Board of Directors (the “Board”) of the Company announced the appointment of Harold Bevis as the Company’s President and Chief Executive Officer, effective May 22, 2023 (the “Transition Date”). The Board also expects to appoint Mr. Bevis as a director of the Board, following the Transition Date. Mr. Veltman will retire as the President and Chief Executive Officer of the Company and from the Board, effective as of the Transition Date.
Mr. Bevis has more than 25 years of business leadership, including more than 20 years’ experience in the CEO role at a number of companies. He was previously President and CEO of Commercial Vehicle Group, Inc. (“CVGI”), a publicly traded manufacturer of electrical, mechanical and seating systems for electric and internal combustion engine commercial vehicles, as well as warehouse automation and robotic systems to retailers and ecommerce shippers. At CVGI, Mr. Bevis demonstrated a track record of driving new business wins in the electric vehicle industry and he repositioned CVGI towards electrification, automation and connectivity. Prior to his experience at CVGI, Mr. Bevis was Chairman and CEO of Boxlight, a startup company focused on education technology solutions. Previously, Mr. Bevis led a number of companies in the packaging industry, including as President and CEO of Xerium Technologies, Inc., Chairman and CEO of Prolamina, and President and CEO of Pliant Corporation. Mr. Bevis has a bachelor’s degree in industrial engineering from Iowa State University, and an MBA in marketing from Columbia Business School.
In connection with Mr. Bevis’ appointment, the Company and Mr. Bevis entered into a letter of understanding and relocation agreement, dated as of May 8, 2023 (the “Letter of Understanding”), setting forth the terms of his employment, compensation and relocation benefits. Pursuant to the Letter of Understanding, Mr. Bevis’ annual base salary will be $835,000, and he will be eligible to receive an annual incentive award under the Company’s Executive Incentive Compensation Program, which is based on a target amount of a minimum of 50% and maximum of 150% of his annual base salary, with a guaranteed minimum bonus of $835,000 for 2023. The Letter of Understanding also provides that Mr. Bevis will not be eligible to participate in the Company’s long-term equity incentive program until 2028.
As an inducement material to his entering into employment with the Company, Mr. Bevis will be granted on the Transition Date (i) a one-time conditional equity grant as an inducement to his employment with the Company, consisting of (i) 1,500,000 time-vesting restricted stock units, which will vest ratably in one fifth increments on each of the first five anniversaries of the Transition Date (the “RSU Award”); and (ii) 2,500,000 performance-vesting restricted stock units (“PSUs”) that will be realized incrementally upon certain increases in the price of the Company’s common stock, par value $0.001 per share, over a five-year performance period (the “PSU Award” and together with the RSU Award, the “Inducement Grants”). The RSU Award will be granted pursuant to that certain form of Restricted Share Award Agreement (the “RSU Agreement”), and the PSU Award will be granted pursuant to that certain form of Performance Share Unit Award Agreement (the “PSU Agreement”).
The Company will enter into its standard form of separation agreement with Mr. Bevis (the “Separation Agreement”) as of the Transition Date. Under the Separation Agreement, if terminated by the Company without cause or if Mr. Bevis resigns with “Good Reason”) (as defined in the Separation Agreement”), Mr. Bevis would receive: (i) a lump-sum payment equal to two-times his base salary (as of the date of termination), (ii) any vested rights in accordance with the terms of his RSU Award Agreement and PSU Award Agreement, and (iii) a lump sum payment in an amount equal to twelve (12) months of monthly premiums that Mr. Bevis would be required to pay to continue the group health coverage for himself and/or his eligible dependents. The Separation Agreement also includes non-competition and non-solicitation obligations of Mr. Bevis for the period ending when the salary continuation benefit ends or, in circumstances not entitling Mr. Bevis to such salary continuation, on the date one year after the termination of his employment with the Company.
Further, under the Separation Agreement, if terminated within the twenty-four month period following a change of control (i.e., a “double-trigger”), as defined therein, he will receive: (i) a lump sum payment equal to the sum of two-times his base salary (as of the date of termination) plus two-times his target bonus, (ii) any vested rights in accordance with the terms of his RSU Award Agreement and PSU Award Agreement, and (iii) a lump sum payment in an amount equal to twelve (12) months of monthly premiums that Mr. Bevis would be required to pay to continue the group health coverage for himself and/or his eligible dependents.
The Company will also enter into its standard form of indemnification agreement with Mr. Bevis (the “Indemnification Agreement”) as of the Transition Date, in the form previously entered into by the Company with its current directors and officers, a copy of which was previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-3/A, as originally filed on July 15, 2002.
The foregoing descriptions of the terms of the Letter of Understanding, Employment Agreement, Separation Agreement and Indemnification Agreement are only summaries and are qualified in their entirety by the full text of (i) the Letter of Understanding, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”);

(ii) the RSU Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report; (iii) the PSU Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report; (iv) the Separation Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K; and (v) the Indemnification Agreement, the form of which was previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-3/A, as originally filed on July 15, 2002, each of which are incorporated herein by reference.
There are no arrangements or understandings between Mr. Bevis and any other persons pursuant to which he was appointed as President and Chief Executive Officer of the Company. There are no family relationships between Mr. Bevis and any of the Company’s directors or other executive officers, and Mr. Bevis is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K

ITEM 7.01    REGULATION FD DISCLOSURE.
On May 9, 2023, the Company issued a press release regarding Mr. Bevis’ appointment as Chief Executive Officer. A copy of this press release is included as Exhibit 99.1 to this Current Report.
The information, including the press releases, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
 (d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1	Letter of Understanding, dated May 8, 2023, by and between NN, Inc. and Harold Bevis.
10.2	Form of Restricted Share Award Agreement, by and between NN, Inc. and Harold Bevis.
10.3	Form of Performance Share Unit Award Agreement, by and between NN, Inc. and Harold Bevis.
10.4	Form of Separation Agreement, by and between NN, Inc. and Harold Bevis.
10.5	Form of Indemnification Agreement (filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-3/A, as originally filed on July 15, 2002 and incorporated herein by reference)
99.1	Press Release, dated May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 9, 2023

NN, INC.

By:	/s/ Michael C. Felcher
Name:	Michael C. Felcher
Title:	Senior Vice President - Chief Financial Officer